UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

5333 Westheimer Road
Suite 600
Houston, Texas 77056
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On February 25, 2005, the Compensation Committee of the Board of Directors of ICO, Inc. (the “Company”) formally adopted the attached Fiscal Year 2005 Executive Leadership Team Incentive Compensation Plan (“Plan”). The Plan formally establishes bonus formulas and related requirements applicable to each member of the Company’s Executive Leadership Team for Fiscal Year 2005. The bonus will be calculated as a percentage of annual base salary, and will be payable based on the following measurements applied to the Company as a whole, for the Company’s President and Chief Executive Officer and its Chief Financial Officer and Treasurer, or to its individual business units, for the heads of those business units: (i) financial performance and (ii) the receipt of an unqualified opinion from the Company’s independent auditors regarding management’s assessment of the internal control system of the Company as a whole or an individual business unit, as applicable. The provisions in the Plan relating to the Fiscal Year 2005 bonus formula applicable to incentive compensation of the Company’s President and Chief Executive Officer, W. Robert Parkey, Jr., and Chief Financial Officer and Treasurer, Jon C. Biro, had previously been incorporated into their respective employment agreements (via amendments to their employment agreements executed on February 11, 2005, and filed as Exhibits 10.1 and 10.2 to the Company’s Form 10-Q for the quarter ended December 31, 2004, which was filed on February 11, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: March 2, 2005	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer